Exhibit 99.1

Quest Resource Reports First Quarter 2015 Revenue of $40 Million

Frisco, Texas – May 15, 2015 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest”), a leader in sustainability, recycling, and resource management, today announced financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Total revenue of $40.0 million, up 4.8% compared with the first quarter of 2014
•	Achieved 32,000 client location milestone, up from 20,000 client locations as of December 31, 2014
•	Expanded portfolio of blue-chip clients with the addition of key accounts within the retail, restaurant, grocery chain, and automotive industries

“Demand from large national corporations for more efficient and economical ways to dispose of waste, reduce their ecological footprint, and meet regulatory requirements continues to position us to achieve our goal of $500 million in revenue in the next two to four years," commented Brian Dick, President and Chief Executive Officer of Quest. “During the first quarter, we added a significant number of new clients, including a new small box retailer with more than 12,000 company owned locations."

“Our asset-light business model provides us with a distinct competitive advantage by affording us the ability to scale our business quickly and efficiently in order to expand our service offerings to existing clients while also adding new client accounts,” continued Brian Dick.  “As an organization, we are making progress to reduce our client concentration risk and expand our operations, continuing on our path of growth.”

First Quarter Financial Results

Revenue

For the first quarter of 2015, revenue was $40.0 million, an increase of $1.8 million, or 4.8%, compared with $38.2 million for the first quarter of 2014.

EBITDAS

Adjusted EBITDAS was $(206,000) for the first quarter of 2015 compared with Adjusted EBITDAS of $502,000 for the first quarter of 2014. (See attached table "Reconciliation of Net Loss to Adjusted EBITDAS".)

Net Loss Per Share

Net loss per basic and diluted share was $(0.01) for the first quarter of 2015 compared with a net loss per basic and diluted share of $(0.02) for first quarter of 2014.

Balance Sheet Summary

As of March 31, 2015, Quest had $3.3 million in cash and cash equivalents compared with $3.2 million as of December 31, 2014 and $1.1 million as of March 31, 2014. Working capital was $733,000 as of March 31, 2015 compared with $1.3 million as of December 31, 2014 and was a $6.7 million improvement from the working capital deficit of $(5.3) million as of March 31, 2014.

Quest had $4.8 million in available borrowing capacity under its credit facility as of March 31, 2015. Long term liabilities as of March 31, 2015 were $44,000 compared with $45,000 as of December 31, 2014 and were a significant reduction from the $17.8 million outstanding as of March 31, 2014.

Conference Call Details

Brian Dick, President and Chief Executive Officer, and Laurie Latham, Senior Vice President and Chief Financial Officer, will host a conference call today, Friday, May 15, 2015 at 11:00 a.m. Eastern time, to review Quest's financial results and business outlook.  The conference call may include forward-looking information.

Investors interested in participating on the live call can dial (888) 438-5453 within the United States or (719) 325-2144 from abroad. Investors can also access the call online through a listen-only webcast on the investor relations section of the Quest website at http://investors.qrhc.com/.

The webcast will be archived on the Quest investor relations website for at least 90 days, and a telephonic playback of the conference call will be available by calling (877) 870-5176 within the United States and (858) 384-5517 from abroad.  The telephonic playback will be available beginning at 2:00 p.m. Eastern time on Friday, May 15, 2015, continuing through 11:59 p.m. Eastern time on Friday, May 22, 2015.  The replay passcode is 7759171.

For more information on Quest Resource Holding Corporation, visit www.QRHC.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a certain non-GAAP financial measure, "Adjusted EBITDAS," is presented. From time-to-time, Quest considers and uses the supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. The company believes it is useful to review, as applicable, both GAAP measures that include (i) amortization of acquired intangible assets, (ii) acquisition-related costs, (iii) debt extinguishment costs, (iv) interest expense, (v) income taxes, (vi) depreciation and amortization, (vii) stock-based compensation expense, and non-GAAP measures that exclude such information.  Quest presents these non-GAAP measures because it considers them an important supplemental measure of its performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures.  (See attached table "Reconciliation of Net Loss to Adjusted EBITDAS".)

About Quest Resource Holding Corporation

Quest provides businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses and operates environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials.  Quest’s comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national clients to have a single point of contact for managing a variety of waste streams and recyclables.  Quest’s directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling. Quest provides these programs through its subsidiaries, Quest Resource Management Group, LLC and Earth911, Inc.

Quest supports the efforts of companies to maximize profits and mitigate risks, while minimizing their ecological footprints.  Quest’s clients span numerous industry segments, including food services, hospitality, healthcare, manufacturing, construction, automotive aftermarket, and fleet industries. Quest provides clients with comprehensive sustainability programs, innovative recycling solutions, and environmental protection. Quest prides itself in delivering targeted solutions exclusively tailored to the needs of each respective client.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our belief that demand from large national corporations for more efficient and economical ways to dispose of waste, reduce their ecological footprint, and meet regulatory requirements continues to position us to achieve our goal of $500 million in revenue in the next two to four years; our belief that our asset-light business model provides us with a distinct competitive advantage by affording us the ability to scale our business quickly and efficiently in order to expand our service offerings to existing clients while also adding new client accounts; and our belief that we are making progress to reduce our client concentration risk and expand our operations, continuing on our path of growth. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2014. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Rob Fink

Hayden IR

rob@haydenir.com

646.415.8972

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

OPERATING HIGHLIGHTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$40,009	$38,160
Cost of revenue	36,723	34,828
Gross profit	3,286	3,332
Selling, general, and administrative	3,777	2,993
Depreciation and amortization	979	952
Total operating expenses	4,756	3,945
Operating loss	(1,470)	(613)
Interest and other expense	(49)	(875)
Income tax expense	—	—
Net loss	$(1,519)	$(1,488)
Net loss applicable to common stockholders	$(1,519)	$(1,488)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	111,618	95,822

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDAS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(1,519)	$(1,488)
Depreciation and amortization	979	952
Interest and other expense	49	875
Stock-based compensation expense	285	163
Income tax expense	—	—
Adjusted EBITDAS	$(206)	$502

BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$3,312	$3,155
Accounts receivable, less allowance for doubtful accounts of $534 and $761 as of March 31, 2015 and December 31, 2014, respectively	28,622	29,632
Prepaid expenses and other current assets	752	684
Total current assets	32,686	33,471

Goodwill	58,337	58,337
Intangible assets, net	14,363	15,116
Property and equipment, net, and other assets	860	753
Total assets	$106,246	$107,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$5,250	$5,250
Accounts payable and accrued liabilities	26,379	26,622
Deferred revenue and other current liabilities	323	282
Total current liabilities	31,952	32,154

Other long-term liabilities	44	45
Total liabilities	31,996	32,199

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 111,658 and 111,601 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	112	112
Additional paid-in capital	151,080	150,789
Accumulated deficit	(76,942)	(75,423)
Total stockholders’ equity	74,250	75,478
Total liabilities and stockholders’ equity	$106,246	$107,677

# # #